UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Embassy Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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_______________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

________________________________________________________

NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Shareholders of Embassy Bancorp, Inc. (the “Company”) will be held at the Centennial Event Center at the Homewood Suites at 3350 Center Valley Parkway, Center Valley, Pennsylvania, on Thursday, June 20, 2019, at 5:30 p.m. E.D.T. to vote upon the following matters:

(1)	To elect four (4) Directors of the Company to Class 3 for a term of three (3) years (see the attached proxy statement for a list of nominees);

(2)	To approve an amendment to the Embassy Bancorp, Inc. 2010 Stock Incentive Plan;

(3)	To approve an advisory, non-binding resolution regarding executive compensation;

(4)	To approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation;

(5)	To ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

(6)	To act upon such other business as may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of each of the nominees for Director listed in the attached proxy statement; “FOR” the amendment to the Embassy Bancorp, Inc. 2010 Stock Incentive Plan; “FOR” the approval of the advisory, non-binding resolution regarding executive compensation; “FOR” the approval of “Every Three Years” with respect to the frequency of future advisory votes on executive compensation; and “FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Only shareholders of record at the close of business on April 22, 2019 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.  Please complete, sign, date and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the meeting in person, and return it in the enclosed return envelope.  The return of the enclosed proxy card will not in any way affect your right to attend the annual meeting.  This notice and the attached proxy statement are being mailed to shareholders on or about the date hereof.  We encourage you to read the proxy statement carefully.

May 10, 2019
By the Order of the Board of Directors
/s/ Judith A. Hunsicker
Bethlehem, Pennsylvania	Judith A. Hunsicker
May 10, 2019	Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 20, 2019.  This notice, the proxy statement, proxy card and 2018 Annual Report are available at: http://materials.proxyvote.com/290791.

i

PROXY STATEMENT

100 Gateway Drive, Suite 100

Bethlehem, Pennsylvania 18017

(610) 882-8800

May 10, 2019

Annual Meeting Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Embassy Bancorp, Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders to be held on Thursday, June 20, 2019 at 5:30 p.m. E.D.T. at the Centennial Event Center at the Homewood Suites at 3350 Center Valley Parkway, Center Valley, Pennsylvania.  This proxy statement and the accompanying proxy are first being mailed to shareholders of the Company on or about May 10, 2019.

Who is entitled to vote?

Holding the Company’s common stock on April 22, 2019, the record date, entitles the holder to attend and vote at the meeting.  On the record date, 7,476,213 shares of the Company’s common stock were outstanding.  Each share of the Company’s common stock entitles its holder to one vote on all matters presented at the meeting.  See “What vote is required to approve each proposal?” below.

On what am I voting?

You will be asked to (i) elect four (4) Directors as Class 3 Directors to serve for three-year terms expiring in 2022to ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.  The Board of Directors is not aware of any other matters to be presented for action at the annual meeting.  If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of the Company’s Board of Directors.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees for Director listed in this proxy statement;
•	“FOR” the amendment to the Embassy Bancorp, Inc. 2010 Stock Incentive Plan;
•	“FOR” the approval of the advisory, non-binding resolution regarding executive compensation;
•	“FOR” “Every Three Years” with respect to the frequency of future advisory votes on executive compensation; and
•	“FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

How do I vote?

There are two methods.  You may vote by completing and returning the enclosed proxy card or by attending the annual meeting and voting in person.

If you sign your proxy card but do not make any selections, your proxy will vote “FOR” the election of each of the nominees for Director listed in the attached proxy statement; “FOR” the amendment to the Embassy Bancorp, Inc. 2010 Stock Incentive Plan; “FOR” the approval of the advisory, non-binding resolution regarding executive compensation; “FOR” “Every Three Years” with respect to the frequency of future advisory votes on executive compensation; and “FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

How do I change my vote?

If you give the proxy we are soliciting, you may revoke it at any time before it is exercised:

•	by signing and returning a later-dated proxy; or

•	by giving written notice to Embassy Bancorp, Inc., 100 Gateway Drive, Suite 310, Bethlehem, PA 18017, Attention: Judith A. Hunsicker, Corporate Secretary; or
•	by voting in person at the annual meeting after giving written notice to Judith A. Hunsicker, Corporate Secretary.

A shareholder whose shares are held in “street name” should follow the instructions of his or her broker regarding revocation of proxies.  You should note that your presence at the meeting without voting in person will not revoke an otherwise valid proxy.

What is a quorum?

The presence, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the annual meeting.  There must be a quorum for business to be transacted at the meeting.  Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law.  Brokers holding shares in “street name” for their customers are generally not entitled to vote on certain matters unless they receive voting instructions from their customers.  Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.”  Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on a matter other than a procedural motion.

As of  April 22, 2019, the record date,  7,541,260 shares of common stock were issued and 7,476,213 were outstanding.  The holders of a majority of the outstanding shares, or at least 3,738,108 shares, must be present in person or represented by proxy in order to establish a quorum.

What vote is required to approve each proposal?

Election of Directors

Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting.  Accordingly, the four (4) nominees for Class 3 Director receiving the highest number of “FOR” votes shall be elected as directors.  Abstentions and broker non-votes will not affect the outcome of the election of directors.  Shareholders may not vote their shares cumulatively in the election of directors.  If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors.  The Company has no knowledge that any of the nominees will refuse or be unable to serve if elected.

Frequency of Say-on-Pay

Approval of the frequency of future advisory votes regarding the compensation of the named executive officers will be determined by a plurality of votes cast.  Abstentions and broker non-votes will have no effect in calculating the votes on such matter.

Other Proposals

Under the Bylaws of the Company, unless otherwise provided by law, a majority of votes cast by shares present, in person or by proxy, is necessary to approve other routine proposals or business properly presented at the meeting, including without limitation, the amendment of the Embassy Bancorp, Inc. 2010 Stock Incentive Plan; the approval of the advisory, non-binding resolution regarding executive compensation; and the ratification of the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm.  Abstentions and broker non-votes will have no effect in calculating the votes on any such matters.

Who will count the vote?

The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the meeting.

How are proxies being solicited?

The Company will bear its own cost of solicitation of proxies for the meeting.  In addition to solicitation by mail, the Company’s Directors, Executive Officers and employees may solicit proxies personally or by telephone, facsimile transmission or otherwise.  These Directors, Executive Officers and employees will not be additionally compensated for their solicitation efforts, but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts.  The Company will reimburse brokerage firms, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares of common stock held in their names.

What is the deadline for shareholder proposals at next year’s annual meeting?

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the next year’s Company proxy statement and proxy ballot, for its 2020 annual meeting of shareholders, must deliver the proposal in writing to the Secretary of Embassy Bancorp, Inc. at the Company’s principal executive offices at 100 Gateway Drive, Suite 310, Bethlehem, Pennsylvania, not later than January 11, 2020.  In addition,  under Rule 14a-4(c)(1) promulgated under the Securities and Exchange Act of 1934, as amended, if any shareholder proposal intended to be presented at the 2019 annual meeting without inclusion in our proxy statement was received at our principal executive offices after January 11, 2019, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

How may I submit a question for the Annual Meeting?

In order for management to thoroughly consider and answer any question that you may have about the Company or our annual meeting materials, including our financial statements, and to ensure an efficient meeting, we ask that you submit your questions in advance of the annual meeting.  You may submit questions by mail or email, clearly marked “Question for Annual Meeting” by contacting Judith A. Hunsicker, Secretary, at 100 Gateway Drive, Suite 310, Bethlehem, Pennsylvania 18017 or jhunsicker@embassybank.com. Questions received by June 14, 2019 will be compiled by the Secretary and relayed promptly to management and the Board. Management and the Board will endeavor to address all relevant questions so submitted at the Annual Meeting of Shareholders.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 20, 2019.  This proxy statement, the enclosed proxy card and our 2018 Annual Report are available at http://materials.proxyvote.com/290791.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of our business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in our filings with the Securities and Exchange Commission (the “SEC”).

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this proxy statement, other than as may be required by applicable law or regulation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

The Company’s Bylaws provide that the Company’s business shall be managed by a Board of Directors of not less than five and not more than twenty-five Directors, who shall hold office for a three-year term or until their successors are duly elected and qualified.  The Board has set the number of Directors at eight (8).  Pursuant to the Bylaws, the Board of Directors is divided into three Classes: Class 1, Class 2 and Class 3, with each class serving a staggered, three-year term of office and being as nearly equal in number as possible. Each of the members of the Company’s Board of Directors also serves as a Director of Embassy Bank for the Lehigh Valley, the Company’s wholly-owned bank subsidiary (the “Bank”).

Nominees for Election

The Board of Directors proposes the following four (4) nominees be elected as Class 3 Directors to hold office for a period of three (3) years and until their successors have been elected and qualified:

Bernard M. Lesavoy

David M. Lobach, Jr., Chairman

John C. Pittman

John T. Yurconic

Each of the nominees currently serves as a Class 3 Director with a term expiring in 2019.

The four (4) nominees for Director receiving the highest number of votes cast by shareholders entitled to vote for the election of Directors shall be elected.  Unless otherwise instructed, proxies received from shareholders will be voted for the election of the above-named nominees. If the nominees should become unavailable for any reason, proxies received from shareholders will be voted in favor of substitute nominees, as the Board of Directors shall determine.  The Board of Directors has no reason to believe that the nominees will be unable to serve if elected.  Any vacancy occurring on the Board of Directors, for any reason, may be filled by a majority of the Directors then in office until the expiration of the term of the vacancy.

The Board of Directors recommends a vote FOR the election of the above-named nominees for election as Directors.

Information as to Nominees and Directors

We provide below information as of the date of this proxy statement about each nominee and Director of the Company.  The information includes information each Director has given the Company about his/her age, all positions held, principal occupation and business experience for the past five years.  In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that the nominee should serve as a Director, the Company also believes that all of the current Directors and nominees have demonstrated good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. No Director of the Company is a Director of any other publicly-held company.

Nominees for Class 3 Director (Current Class 3 Directors with terms expiring in 2019)

Bernard M. Lesavoy, 60

Mr. Lesavoy is an attorney and holds a Master's Degree in Business Administration, as well as a law degree.  He has been practicing law in the Lehigh Valley since 1987. He is currently a member of Lesavoy Butz & Seitz LLC and heads the firm's Corporate and Real Estate Departments. Mr. Lesavoy concentrates his practice in business, corporate real estate, business succession, and estate planning matters.  Mr. Lesavoy previously served on the advisory council of Ambassador Bank. His community involvement includes, among many others, service on the boards of the Greater Lehigh Valley Chamber of Commerce, the Bar Association of Lehigh County, and the South Whitehall Township Zoning Hearing Board. The Board believes that Mr. Lesavoy's years of experience practicing law in the Lehigh Valley, his knowledge and involvement within the community, and his prior service on the advisory council of a bank, well qualifies him for service as a Director of the Company.

David M. Lobach, Jr. Chairman, 69

Mr. Lobach is the President, Chief Executive Officer, and Chairman of the Company and the Bank and has served as President and Chief Executive Officer since 2008 and 2001, respectively, and Chairman since 2009. He was co-founder of the Bank.  He began his banking career in 1971. He was Executive Vice President and Chief Operating Officer of Ambassador Bank.  During his 19-year tenure with First Valley Bank prior thereto, Mr. Lobach oversaw such areas as private banking, commercial services, corporate business development, consumer lending functions, and holding company activities.  Mr. Lobach currently serves on the Board of St. Luke’s Hospital Network, previously as Chairman.  In addition, he currently serves on the boards of Lehigh Carbon Community College Foundation Board and on the advisory board for Bethlehem Area Vocational Technical School.  He is a former member of the Federal

Reserve Bank of Philadelphia Advisory Council.  He has taught various banking and business programs at area colleges and universities, including Lehigh, Dickinson and Rutgers.  He is a former member of the Board of Trustees of Moravian College Seminary in Bethlehem, PA. He is past vice chairman of Eastern States BankCard Association, Visa Division and has served the Lehigh Valley community as a volunteer on the boards of such organizations as Northampton County Historical Society, Junior Achievement, Boys and Girls Club, United Way, Lehigh Valley Chamber of Commerce, State Theater, The Seed Farm, Pennsylvania Bankers Education Committee, Wellness Community (founding director) and the Lehigh Valley Community Foundation. The Board believes that Mr. Lobach’s extensive and diverse banking background and experience, as well as his extensive knowledge of and involvement in the community, well qualifies him for service as a Director of the Company.

John C. Pittman, 69

Mr. Pittman was a member of the advisory council of Ambassador Bank.  He is currently President of J.C. Pittman Inc.    He formerly was Chief Executive Officer of John C. Pittman/Sport Stars, Inc., an international photo manufacturing company specializing in the youth activities market.  Prior to founding his photographic business, Mr. Pittman served as an educator in the fields of science and photography.  Mr. Pittman is a member of the Amusement Ride Safety Board as an appointee of former Governor Ridge and a member of the United States Selective Service System Appeal Board for the Commonwealth of PA.  Mr. Pittman also serves as a member of the Board of Trustees of Massanutten Military Academy in Virginia and is a founding Director of the Museum of Speed in Bedford, PA.     The Board believes that Mr. Pittman’s experience as an entrepreneur operating his business in the Lehigh Valley, in addition to his prior service as advisory council to a bank, well qualifies him for service as a Director of the Company.

John T. Yurconic, 51

Mr. Yurconic is the President of The Yurconic Agency, a local insurance, vehicle registration and driver’s license services agency with 12 locations in Lehigh, Northampton, Schuylkill, Berks Luzerne and Carbon counties. He began his insurance career in 1989 after graduating from Lafayette College. Mr. Yurconic currently serves on the board of Synergy Holdings Corp., a workmen’s compensation specialist insurance company and PA Messenger Services, Inc. (Title N Go), a software solutions corporation. Mr. Yurconic also served on the advisory council of Ambassador Bank. He currently serves on the board of the Greater Lehigh Valley Chamber of Commerce and Lehigh Country Club.  He has previously served as an executive board member for the Minsi Trail Council of the Boys Scouts of America and board member for St. Luke’s University Health Network Allentown Campus.  The Board believes that Mr. Yurconic’s experience in the insurance business since 1989, serving the greater Lehigh Valley community, his prior service as advisory council of a bank, and his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

Current Class 1  Directors (terms to expire in 2020)

Frank “Chip” Banko III, 60

Mr. Banko III is the retired President of Warren Distributing Co., a wholesale distribution company with three locations in New Jersey.  He had worked in the family-owned and operated businesses since 1979, which include real estate holdings, and has a working knowledge of all aspects of those businesses.  Mr. Banko III is a prior board member of Lehigh County Agricultural Society and has previously served on the board of the Wildlands Conservancy.  The Board believes that Mr. Banko III’s experience as an entrepreneur, as well as his business knowledge, well qualifies him for service as a Director of the Company.

Geoffrey F. Boyer, CFP, 74

Mr. Boyer has been a Certified Financial Planner since 1985, with 45+ years’ experience in financial planning, investments, insurance and banking.  Mr. Boyer is a graduate, former board member and President of Leadership Lehigh Valley and has been named to Who’s Who in Finance and Industry.  He served as a past President of the Emmaus Rotary Club. He formerly served on the Board of the Greater Lehigh Valley Chamber of Commerce and as President of the Small Business Council. With his wife, he previously served as Co-Chair of the Lehigh Valley Red Cross Clara Barton Society. As part of his succession plan, Mr. Boyer merged his company, Boyer Financial Group, into Quantum Financial Management, LLC in December 2018.  He continues to serve as an officer or director of several other local small businesses and charitable endeavors. The Board believes that Mr. Boyer’s years of experience in financial planning, investments and insurance, as well as his knowledge and involvement in the community, well qualifies him for service as a Director of the Company.

Current Class 2 Directors (terms to expire in 2021)

John G. Englesson, 66

Mr. Englesson is Co-Owner and Co-Founder of Integrity Business Services, LLC (Integrity SBS).  Integrity SBS provides business process services to small, medium and large scaled companies.  Mr. Englesson also owns and is President of 6.023 Corporation d.b.a. zAxis Corporation, a company dedicated to advising business leaders on profitably growing their businesses.  He has served in a number of executive management positions, as well as on several boards of emerging technology businesses.  He was one of the principal owners of Chadwick Telecommunications Corporation and the "Chadwick Family" of Companies.  Mr. Englesson has volunteered his time with numerous community organizations, including his current participation in the Allentown Economic Development Corporation as a Board Member and its Secretary.  He had also served on the mayoral transition team as the Chair of the Community and Economic Development Committee, the Bethlehem Economic Development Corporation as its President, the Lehigh Valley Economic Development Corporation as its Chair, the Rotary Club of Bethlehem as its President, and the American Hellenic Educational Progressive Association as its President.  The Board believes that Mr. Englesson’s entrepreneurial and technical experience, as well as his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

Patti Gates Smith,  61

Ms. Gates Smith is the owner/consultant of GatesSmith Consulting, a company with a focus in educational events and foundation management. She is currently the Assistant to the SELC District President of Lutheran Church Missouri Synod. She was formerly a School Administrator with The Lutheran Academy and also a Perinatal Clinical Nurse Specialist for Easton Hospital.  She was the Director of Professional Development at PA State Nurses Association. Ms. Gates Smith is currently a committee member of the ArtsQuest Foundation Campaign and a member of the Altar Guild at Concordia Evangelical Lutheran Church. She is an alumnus of Leadership Lehigh Valley, Class of 1995, serving as a past President of the Alumni Association and also as a member of the Board of Directors.  Her community involvement has included such organizations as American Red Cross, as an Executive Committee Board Member; The Lutheran Academy, as Secretary of the Board; Good Shepherd Rehabilitation Hospital, as Quality Counsel Member and St. Luke's Visiting Nurse Association as Past Board Chair and Chair of the Hospice Endowment Campaign which raised over $2.5 million dollars.  Ms. Gates Smith was also a past board member of the Pennsylvania Perinatal Association.   The Board believes that Ms. Gates Smith's experience in the medical field, as a provider and as an entrepreneur, as well as her knowledge and involvement within the community, well qualifies her for service as a Director of the Company.

All of the foregoing individuals have served as Directors since the organization of the Company in 2008, with the exception of Mr. Banko III (2011) and Ms. Gates Smith (2016), and all have served as Directors of the Bank since its inception in 2001, with the exception of Mr. Yurconic (2007), Mr. Banko III (2011) and Ms. Gates Smith. (2016).

Governance of the COMPANY

Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, and the Company’s Bylaws, the business of the Company is managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the CEO and other Executive Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

Director Independence

As of April 22, 2019, all but three members of the Board of Directors are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.  Mr. Lobach, Chairman, President, and CEO of the Company, Bernard Lesavoy, Esquire, whose firm provides legal services to the Company and who also serves as an officer of Red Bird Associates, LLC, and Frank Banko III, who serves as an officer of and owns 45% of Red Bird Associates LLC and who also receives rent from the Bank for a branch office, are not considered independent in accordance with the independence standards of the NASDAQ Stock Market. In determining the Directors’ independence, in addition to matters disclosed under “Certain Relationships and Related Transactions” below, the Board of Directors considered each Director’s beneficial ownership of Company common stock, loan transactions between the Bank and the Directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Except with respect to the individuals noted above, in each case, the Board determined that none of the transactions impaired the independence of the Director.  For more information, please refer to “Certain Relationships and Related Transactions” below.

Leadership Structure of the Board

The Board has discretion to combine or separate the positions of Chairman and Chief Executive Officer of the Company. Since June of 2009, David M. Lobach, Jr. has served as Chairman, President and Chief Executive Officer of both entities.  The Board of Directors appointed Mr. Lobach to the additional position of Chairman believing that his service as President and Chief Executive Officer of the Bank and the Company since their respective inceptions, as well as his role as a co-founder of the Bank, uniquely qualified him for this role.  The Board of Directors believes that at this time, Mr. Lobach’s leadership in these capacities will ensure that management is aligned with the Board and positioned to effectively implement the business strategy endorsed by the Board.

The Board has not appointed a Lead Independent Director.

Role of the Board of Directors in Risk Oversight

The Board is responsible for providing oversight of the Company’s risk management processes and for overseeing the risk management function of the Company.  In carrying out its responsibilities, the Board of Directors works closely with senior risk officers and meets at least bi-annually to review management’s assessment of risk exposure and the process in place to monitor and control such exposure.  In addition, the Audit Committee meets no less than quarterly to review annual and quarterly reports on Forms 10-Q and 10-K, internal audits and loan reviews, and meets in executive session with internal auditors, the Company’s principal accountants, and the Chief Financial Officer, among others, to assess risk that may affect the entire Company.

Attendance at Meetings

The Board of Directors held  twelve meetings in 2018, and meets no less frequently than on a monthly basis.

During 2018, each of the Directors attended over 98% or more of the aggregate of all meetings of the Board and the committees on which he/she served.

Each Director and nominee are expected to attend the annual meeting. All of the current Directors were present for the 2018 annual meeting of shareholders, with the exception of Mr. Banko III.

Committees of the Board of Directors

Audit Committee

The Audit Committee of the Company’s Board of Directors met four times during 2018, and operates pursuant to a written charter, a copy of which is available on the Company’s website at www.embassybank.com under “Investor Relations, Corporate Information, Governance Documents”. The Audit Committee is currently comprised of Messrs. Boyer,  Englesson (Chairman),  Pittman, Yurconic and Ms. Gates Smith.    Mr. Lobach attends the committee meetings in a non-voting capacity.  All voting members of the Audit Committee are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.

The Audit Committee is charged with providing assistance to the Board in fulfilling its responsibilities to the shareholders in the areas of financial controls and reporting.  Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies and procedures and assuring the safeguarding of all Company assets and the accuracy of the Company’s financial statements and reports.  In so doing, it is the responsibility of the Audit Committee to monitor and maintain the lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Company.  The external auditor shall be ultimately accountable to the Audit Committee. Additionally, the Company’s independent registered public accounting firm has unrestricted access to the Audit Committee.

The Board of Directors has determined that the Company does not have an “Audit Committee Financial Expert”, as defined by the SEC, serving on the Audit Committee. The Board of Directors believes that the members of the Audit Committee are able to read and understand consolidated financial statements of the Company, are familiar with the Company and its business, and are capable of fulfilling the duties and responsibilities of an Audit Committee without the necessity of having an “Audit Committee Financial Expert” as a member.

For further information regarding the Audit Committee, see the discussion under the caption: “Report of Audit Committee” below.

Personnel Committee

The Bank’s Personnel Committee performs the functions of a compensation committee.  When acting, in such capacity, the duties of the Personnel Committee are as follows: to establish the compensation of officers and employees of the Company and Bank; to examine periodically the compensation structure of the Company; and to supervise welfare, pension and other compensation plans of the Bank and the Company.  With respect to the compensation of the Company’s Named Executive Officers (identified below), the Personnel Committee recommends to the full Board of Directors for its approval the compensation (both salary and bonus) of such persons based on, among other things, the following factors: the overall performance of the Company for the prior year; the amounts allocated in the Company’s budget toward compensation; and its review of the individual performance of the Named Executive Officers.  The Personnel Committee delegates to the Named Executive Officers the authority to establish the compensation of all other employees of the Company, within the parameters established by the Committee.

The Company did not engage the services of a compensation consultant in 2018.  As a member of the Personnel Committee, as well as President and Chief Executive Officer, Mr. Lobach abstains from all voting and discussion with respect to matters pertaining to the compensation of the Named Executive Officers.  The Personnel Committee does not operate under a formal charter.

Other Committees

The Company does not have any other standing committees.

Nominating Process

The Company’s Board of Directors does not have a standing nominating committee.  The Bank’s Personnel Committee, however, reviews the qualifications of and makes recommendations to the Board of Directors of the Company regarding potential candidates to be nominated for election to the Board of Directors.  The Personnel Committee is currently comprised of the following Directors: Messrs. Banko, Englesson, Lesavoy (Chairman) and Lobach.

The Personnel Committee does not have a charter.  It considers the nomination of all candidates for Director on a case-by-case basis.  The factors considered by the Personnel Committee include a candidate’s education, business and professional background and experience, banking experience,  community involvement, character and integrity.  Additionally, the Company’s Bylaws require that every Director be a shareholder of the Company.

Due to the infrequency of nominations, the Company does not have a written policy with respect to the nomination of candidates by shareholders; however, in considering nominations for Director, its policy is to not distinguish between nominations recommended by shareholders and those recommended by the Personnel Committee.  If any shareholder wishes to recommend any candidate for nomination to the Board, he or she should submit the name of such person to the Personnel Committee at the address shown on the cover page of this proxy statement.  In order to be considered for nomination in connection with the next annual meeting of shareholders, such name and the candidate’s principal occupation, business and professional background, education, community involvement and banking experience should be provided to the Personnel Committee on or before the deadline for submitting proposals for inclusion in the Company’s proxy statement for its next annual meeting.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors.  Investors wishing to communicate with the Board or any member may do so by addressing any communication, care of the Board or any Director, to the Company at the address shown on the first page of this proxy statement.

Code of Conduct (Ethics)

The Board of Directors has adopted a Code of Conduct (Ethics) policy governing the Company’s Directors, Executive Officers and employees.  The Code of Conduct governs such matters as conflicts of interest and use of corporate opportunity, financial reporting, violation of the Company’s policies, and the like.  The Board has also adopted a Whistleblower Policy to provide a means by which employees may report violations or suspected violations of law or Company policies without fear of retaliation.  The Audit Committee Chair is responsible for investigating and resolving such reports.  A copy of the Code of Conduct (Ethics) policy and Whistleblower Policy are available on the Company’s website at www.embassybank.com under “Investor Relations, Corporate Information, Governance Documents”.

Certain Relationships and Related Transactions

The Board of Directors of the Company has instituted a policy in connection with extensions of credit by the Bank to any director, officer or employee of the Company or Bank, or to any business entity in which a Director, officer or employee of the Company or Bank has a direct or indirect interest.  These extensions of credit shall only be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and in the opinion of management do not involve more than the normal risk of collection or present other unfavorable features.  At December 31, 2018, total loans and commitments of approximately $8.221 million were outstanding to our Executive Officers, Directors, and their affiliated businesses, which represented approximately 9% of our shareholders’ equity at such date.

In January 2003, an investment group comprised of insiders of the Company formed Red Bird Associates, LLC (“Red Bird”) for purposes of purchasing the office building in which the principal offices of the Bank and Company are located.  Red Bird purchased the property subject to the existing leases of all tenants in the building, including the Bank.  The previous owner of the building was unrelated to the Company, the Bank or any of the Directors.  The original terms for the Bank’s lease were negotiated with the former owner in the year 2000.  In 2017, the Bank and Red Bird agreed to extend the term through February 28, 2022 on terms comparable for similar space in the Lehigh Valley area. Red Bird received rents for the Gateway Drive location totaling $500,097 during 2018 and the Bank has an outstanding lease commitment to pay $1,864,393 over the remaining term of the lease.  Red Bird also owns 5,600 shares of Company common stock. The following Directors and Executive Officers of the Company currently hold equity interests in Red Bird: Mr. Banko III (managing member), Mr. Boyer, Ms. Hunsicker, Mr. Lesavoy (managing member), Mr. Lobach, and Mr. Pittman.

In March 2006, the Bank entered into a lease agreement with former Director Frank Banko providing for the lease of 2,918 square feet of first floor office space for the purpose of opening a branch at 925 W. Broad St. in Bethlehem, which lease is now held by Director Frank Banko III. Prior to its execution, the Bank obtained a third-party valuation of the market rent for the space and believes that the rental terms are fair, reasonable and comparable to the terms for similar space in the Lehigh Valley area. During 2018, the Bank paid $45,959 for rent of the West Broad St., Bethlehem, location and has an outstanding lease commitment to pay $103,407 over the remaining term of the lease.

Bernard M. Lesavoy, Esquire, serves as a Director of the Company and the Bank and is currently a principal of Lesavoy Butz & Seitz LLC.  Lesavoy Butz & Seitz LLC provides legal services to the Company and the Bank.  In 2018,  the Bank paid $87,853 to Lesavoy Butz & Seitz LLC in consideration for such services.

Pursuant to the Company’s Code of Conduct (Ethics), the Board is responsible for overseeing transactions between the Company and/or the Bank and any of its affiliated parties, including Directors and Executive Officers.  In accordance therewith, each of the foregoing transactions was approved by a majority of the disinterested Directors then in office.  It is the policy of the Company to ensure that transactions with affiliates are conducted on an arm’s length basis.

Executive Officers

We identify below each of the Executive Officers of the Company and the Bank, their age as of May 10, 2019, the position they currently hold and their professional experience.

David M. Lobach, Jr., 69

See profile set forth above under the heading “Current Class 3 Directors”.

Judith A. Hunsicker, 58

Ms. Hunsicker, First Executive Officer, is the Chief Operating and Financial Officer of the Company and the Bank, serving in such capacity since the organization of the entities in 2008 and 2001, respectively. She began her banking career in 1980.  Prior to joining the Company, she was most recently a member of the senior management team of Lafayette Ambassador Bank and formerly Vice President and Chief Financial Officer of Ambassador Bank.  Prior thereto, she was an Assistant Vice President/Commercial Services at First Valley Bank.  She is a member of the Home Ownership Counseling Program of the Community Action Committee of the Lehigh Valley, the Moravian Leadership Council for Moravian College, and the Lehigh Valley CRA Officers Group.  She is the former chairperson of the boards and is a member of executive committees of the Lehigh Valley Community Land Trust, and Skills USA, Lehigh Valley Council.  She also serves as secretary, board and executive committee member of Community Lenders Community Development Corporation and serves as president of the board of the Pratyush Sinha Foundation.  She previously served on the finance committee and as Board President of the Neighborhood Housing Services of the Lehigh Valley.  She previously served as a board member or volunteer with such organizations as the Bethlehem YMCA, New Bethany Ministries, Minsi Trails Council of the Boy Scouts of America, Lehigh Valley Coalition of Affordable Housing, and Junior Achievement of the Lehigh Valley.

James R. Bartholomew, 65

Mr. Bartholomew serves as Senior Executive Vice President of the Company and the Bank, as well as Senior Lending Officer of the Bank. He began his banking career in 1974.  Prior to joining the Bank at its inception in November, 2001, he was a Senior Vice President and Territory Sales Manager with PNC Bank (1992 to 2001), a Division Manager of Bank of Pennsylvania (1989 to 1992) and held various positions leading to Vice President at First Valley Bank (1974 to 1989).  He has previously served as Chairman of the Board of Lehigh Valley Economic Development Corporation and on their Board of Directors.  He has also served in the past as a Foundation Board Member at Bethlehem Catholic High School and Northampton Community College, and participated on the boards of the Allentown Boys Club, Hispanic American Organization and Allentown Economic Development Corporation.  He currently serves on the boards of The Friends of the Bethlehem Mounted Police, St. Francis Center for Renewal, and Lehigh Valley Community Foundation.

Diane M. Cunningham, 51

Ms. Cunningham serves as Executive Vice President of the Company and the Bank, currently overseeing the retail bank network, consumer lending, and marketing.  She began her banking career in 1988 and has previously served as Assistant Vice President at Lafayette Ambassador Bank and Assistant Vice President of Ambassador Bank.  She is a graduate of Northampton Community College and has served on various boards for non-profit organizations, including Toastmasters International, YWCA Allentown and The Lehigh Valley Workforce Investment Board.

Lynne M. Neel, 57

Ms. Neel serves as Executive Vice President and Assistant Secretary of the Company and the Bank, as well as Controller of the Bank currently overseeing finance, loan operations and investor relations.  She is a graduate of Moravian College and began her banking career in 1985 at the former Valley Federal Savings & Loan.  Prior to joining the Bank, at its inception in September 2001, she was an Assistant Vice President at Lafayette Ambassador Bank.  She has served and/or volunteered for such organizations as Special Olympics, Habitat for Humanity, United Way, Big Brothers/Big Sisters, St. Paul's Lutheran Church, Palmer Township Athletic Association, Easton Area High School Musical Theatre Program, and Easton Area High School Softball Community Weekend committee.  She currently serves on the board for Equi-librium in Nazareth, PA.

INFORMATION CONCERNING SHARE OWNERSHIP

Beneficial ownership of shares of the Company’s common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock;
•	Investment power, which includes the power to dispose or direct the disposition of the stock; or
•	The right to acquire beneficial ownership within 60 days after April 22, 2019.

Beneficial Ownership of Principal Holders

The following table shows, to the best of the Company’s knowledge, those persons or entities, who owned of record or beneficially, on April 22, 2019, more than 5% of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock Beneficially Owned
Frank Banko III	505,853	(1)	6.66%
c/o Embassy Bancorp, Inc.
100 Gateway Drive, Suite 100
Bethlehem, PA 18017

David M. Lobach, Jr.	480,754	(2)	6.33%
c/o Embassy Bancorp, Inc.
100 Gateway Drive, Suite 100
Bethlehem, PA 18017

(1) Includes 2,530 shares held by spouse and 5,600 shares attributable to Mr. Banko's interest of Red Bird as Manager.

(2)  Includes 4,203 shares held jointly with spouse; 46,304 shares held by spouse; 200 shares held jointly with son; 361 shares held as custodian under UGMA; and 67,089 shares issuable pursuant to presently exercisable stock options.

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of April 22, 2019, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the Company beneficially owned by each Director, each nominee for Director, each of the Named Executive Officers and all Executive Officers of the Company as a group.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Directors and Named Executive Officers
Frank Banko III	505,853	(2)	6.66%
James R. Bartholomew	26,727	(3)	*
Geoffrey F. Boyer	99,015	(4)	1.30%
John G. Englesson	53,447	(5)	*
Judith A. Hunsicker	88,848	(6)	1.17%
Bernard M. Lesavoy	165,339	(7)	2.18%
David M. Lobach, Jr.	480,754	(8)	6.33%
John C. Pittman	373,604	(9)	4.92%
Patti G. Smith	240,969	(10)	3.17%
John T. Yurconic	29,685	(11)	*

All Executive Officers, Directors and Nominees as a Group (12 Persons)	2,079,786		27.40%
* Indicates beneficial ownership of less than 1%
(1) Unless otherwise indicated, to the knowledge of the Company, all persons listed have sole voting and investment power with respect to their shares of Company common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 22, 2019 (“presently exercisable stock options”), in the amount of 114,834. Amounts reported in this column also includes shares attributable to the respective person as a result of their ownership interest in and/or position with
Red Bird Associates, LLC. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned. Beneficial ownership may be disclaimed as to certain of these shares.
(2) Includes 2,554 shares held by spouse and 5,600 shares attributable to Mr. Banko as Manager of Red Bird.
(3) Includes 2,804 shares held jointly with spouse; 128 shares held by spouse as custodian under UGMA; and 2,818 shares issuable pursuant to presently exercisable stock options.
(4) Includes 5,276 shares held by spouse and 6,153 shares held as custodian under UGMA.
(5) Includes 5,007 shares held by spouse.
(6) Includes 54 shares held jointly with spouse and 44,927 shares issuable pursuant to presently exercisable stock options.
(7) Includes 90,148 shares held jointly with spouse; 2,611 shares held by spouse; 23,378 held as custodian under UGMA; and
5,600 shares attributable to Mr. Lesavoy as Manager of Red Bird.
(8) Includes 4,203 shares held jointly with spouse; 46,304 shares held by spouse; 200 shares held jointly with son; 361 shares held as custodian under UGMA; and 67,089 shares issuable pursuant to presently exercisable stock options.
(9) Includes 5,555 shares held by spouse and 150 shares held by spouse as custodian under UGMA.
(10) All shares held as trustee of Ms. Smith's living trust.
(11) All shares held jointly with spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”), requires Directors, Executive Officers and persons who beneficially own more than 10% of the Company’s issued and outstanding common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC.  Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that during the period January 1, 2018 through December 31, 2018, its Directors, Executive Officers and greater than 10% beneficial owners timely filed all reports required under Section 16(a) of the Exchange Act, except that Mr. Geoffrey Boyer made one late filing during the month of February 2019 of a Form 5 Annual Statement of Beneficial Ownership of Securities relating to a transaction involving a December 2017 gifting of two-thousand (2,000) shares, not timely reported in 2018, due to an administrative oversight.

INFORMATION CONCERNING COMPENSATION

Compensation Philosophy

The Board of Director’s annual compensation decisions are the product of a multi-step process.  Annual salary adjustments are determined in light of budgetary constraints and overall performance.  Both cash and equity bonuses are completely discretionary and based upon an evaluation of both the employee’s and Company’s overall performance for the prior year.

In determining the amounts to be allocated toward compensation in the Company’s annual budget, generally, as well as the compensation to be paid to the Named Executive Officers, specifically, the Board of Directors and Personnel Committee have always placed a strong emphasis on the overall performance of the Company, its efficiency ratio (e.g., noninterest expense divided by total revenue (net interest income plus noninterest income), and the productivity ratios of total assets to employee, total loans to employee, total deposits to employee, and net income to employee (the “employee ratios”).  The Board believes that the efficiency ratio and employee ratios are particularly important in determining compensation because it views such ratios as reasonable indicators of individual and team efforts.  The Board also believes in running the Company for the long term and looks toward its management team to lead the Company’s future growth.

For the year ended December 31, 2018, the Company’s team productivity benchmarks or employee ratios were in the very top quartile of performance in comparison to those institutions that the Company considers its peers (e.g., a total of 20 Pennsylvania financial institutions with total assets ranging from $750 million to $1.125 billion).  Importantly, it should be noted that those financial institutions the Company considers its peers have 56.91% greater overall average salary and benefit costs as a percent of average assets than that of the Company’s. When one considers this fact together with the return on investment on an employee-by-employee basis, as indicated by the employee ratios, the Board feels strongly that employees are fairly compensated for their efforts.  In other words, because the Company has fewer employees supporting a greater number of assets, loans, deposits, and net income than the average of its peers, it is beneficial for the Company to pay such employees for their high level of expectations and resulting performance.

The Board of Directors believes that its compensation philosophy and the resultant compensation paid to the Company’s employees, and the programs and practices on which such compensation decisions are based, are reasonable and do not present any risks that are reasonably likely to have a material adverse effect on the Company.

More specifically, with respect to risk management, the Board believes that by allocating a significant percentage of an employee’s total compensation to salary, not linking annual incentive compensation to pre-determined annual performance criteria, and rewarding employees for their efforts on an employee-by-employee basis, the Company’s compensation program is fair to the Company and the employee, and any incentive for an employee to take unnecessary and excessive risk is adequately minimized.

Finally, and most importantly, the Board believes that its approach to compensation has enabled the Company to enjoy a stable team of highly engaged banking professionals who have continued to fine tune the Company’s unique business model, culture, and resulting performance.

Director Compensation

Director Summary Compensation Table

The following table summarizes the compensation paid by the Company to Directors for the fiscal year ended December 31, 2018, for services rendered in 2017,  other than David M. Lobach, Jr., who did not receive compensation as a Director.

Name	Fees Earned or Paid in Cash	Restricted Stock Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
Frank Banko III	$8,674	$8,668	$-	$-	$33	$17,375
Geoffrey F. Boyer	11,316	11,293	-	-	-	22,609
John G. Englesson	2	22,998	-	-	48	23,048
Bernard M. Lesavoy	-	22,586	-	-	33	22,619
John C. Pittman	11,509	11,491	-	-	71	23,071
Patti Gates Smith	11,509	11,491	-	-	-	23,000
John T. Yurconic	7	22,602	-	-	19	22,628

(1) Includes bank owned life insurance "BOLI" purchased by the Company on certain of its employees and directors.

Non-employee Director Compensation Program

Pursuant to the Company’s Non-employee Director Compensation Program for fiscal year 2018, each non-employee Director of the Company was entitled to receive annual compensation in the amount of $27,000 payable at the election of the Director, in shares of Company common stock or a combination of cash and Company common stock; provided, that the cash portion of any such election shall be limited to fifty percent (50%) of the total amount of the annual fee.  On November 16, 2018, the Board approved an increase to the annual compensation paid to each non-employee Director of the Company to $31,000 effective with the 2019 fiscal year.  Company common stock issued in payment of the annual fee is issued pursuant to the Embassy Bancorp, Inc. 2010 Stock Incentive Plan.

In order for a Director to be eligible to receive the annual fee, a Director must have attended at least seventy-five percent (75%) of all meetings of the Board of Directors and of the committee(s) on which he or she serves held during the subject year.  In the event that the Director attends at least seventy-five percent (75%), but less than one hundred percent (100%), of all such meetings held during a subject year, the annual fee will be prorated accordingly.  For example, if a Director attended eighty percent (80%) of all meetings of the Board and of the committee(s) on which he or she serves held in 2018, he or she would be entitled to receive an annual fee equal to eighty percent (80%) of $27,000, or $21,600. If a Director attended seventy four percent (74%) of all such meetings held in 2018, he or she would not be entitled to receive the annual fee.

Equity Incentive Plan

Non-employee Directors of the Company and the Bank remain eligible to participate in the Embassy Bancorp, Inc. 2010 Stock Incentive Plan.  For information regarding the 2010 Stock Incentive Plan, see “Executive Compensation – Equity Incentive Plans” below.

Executive Compensation

The following Executive Officers have been identified as our “Named Executive Officers”: David M. Lobach, Jr.-Chairman, President and Chief Executive Officer; Judith A. Hunsicker-First Executive Officer, Chief Operating and Financial Officer; and James A. Bartholomew-Senior Executive Vice President and Senior Lending Officer.

Summary Compensation Table

The table below sets forth the compensation awarded to, earned by, or paid to each of the Named Executive Officers for the year ended December 31, 2018 and the prior fiscal year. While employed, executives are entitled to base salary, participation in the executive compensation programs identified below, and other benefits common to all employees of the Bank.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Stock Awards ($) (2)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
David M. Lobach	2018	$599,994	$114,250	$-	$2,512	$180,666	$31,073	$928,495
CEO, President and Chairman	2017	$567,268	$107,781	$678	$2,471	$172,409	$25,662	$876,268
Judith A. Hunsicker	2018	$415,539	$79,230	$-	$315	$144,180	$13,983	$653,247
First Executive Officer, COO, and CFO	2017	$379,088	$72,027	$454	$271	$116,015	$10,775	$578,630
James R. Bartholomew	2018	$315,313	$60,120	$4,629	$78	$173,290	$15,668	$569,098
Senior Executive Vice President and SLO	2017	$287,654	$54,654	$4,619	$72	$171,009	$13,198	$531,206
(1) Option awards are valued based upon the Black-Scholes option valuation model. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model of the options granted in 2016 and 2014 were determined with the following weighted averages: dividend yield of 1.03% in 2016 and 0.00% in 2014, respectively, risk free interest rate of 2.35% and 2.30%, respectively, expected life of 6.0 years for 2016 and 2014 and expected volatility of 25.58%
28.93%, respectively. The weighted average fair value of options granted in 2016 and 2014 was $3.28 and $2.46 per share respectively.
(2) Restricted stock granted to employees are valued at the date of the grant based on the fair market value of the Company's stock at the date of the grant and are recognized in compensation expense over the service period, which is generally the vesting period.
(3) Includes Deferred Salary Savings Plan (401 (k)) company matching contributions, life insurance premiums, and personal use of company vehicle.

The current annual salaries of the Named Executive Officers are: Mr. Lobach - $634,375; Ms. Hunsicker - $439,931 and Mr. Bartholomew - $333,822.

In 2003, the Bank adopted a 401(k) Plan for all of its employees, including the above-Named Executive Officers.  The Plan provides that the Bank will contribute 50% of the contribution made by each employee, with the Bank’s contribution not to exceed 4% of compensation.  The Bank’s contribution to each of the Named Executive Officers is included in the table above in the column titled “All Other Compensation”.

In addition to the above described compensation, Executive Officers of the Company, as well as all other employees of the Company and the Bank, receive a benefit package consisting of hospitalization and health insurance coverage, optical and dental coverage, disability benefits and life insurance in the amount of three times annual salary in the event of death while employed. The Named Executive Officers each have employment agreements and supplement executive retirement plan agreements, as described below under “Agreements with Executive Officers,” and are eligible to participate in the Company’s 2010 Stock Incentive Plan, also described below.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth information concerning the grant and exercise of stock options and the grant of restricted stock awarded to the Company’s Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End
As of 12-31-18

		Option Awards					Stock Awards
Name and Principal Position	Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable		Option Exercise Price ($)	Option Expiration Date	Shares That Have Not Vested		Stock Award Grant Date	Market Value of Shares That Have Not Vested ($)	Stock Expiration Date	Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
David M. Lobach
CEO, President and	2018	-	-		$ -	N/A	12,041	(1)	12/21/2018	$171,223	N/A	N/A	N/A
Vice Chairman	2017	-	-		$ -	N/A	9,022	(2)	12/20/2017	$128,293	N/A	N/A	N/A
	2016	-	-		-	N/A	10,951	(3)	12/21/2016	155,723	N/A	N/A	N/A
	2015	-	-		-	N/A	10,096	(4)	12/23/2015	143,565	N/A	N/A	N/A
	2014	17,781	-		7.51	01/17/23	N/A		N/A	N/A	N/A	N/A	N/A
	2013	17,828	-		7.00	02/22/22	N/A		N/A	N/A	N/A	N/A	N/A
	2012	31,480	-		7.00	02/17/21	N/A		N/A	N/A	N/A	N/A	N/A
	Total	67,089	-		$ 7.14		42,110			598,804
Judith A. Hunsicker
First Executive Officer,	2018	-	-		$ -	N/A	2,209	(5)	12/21/2018	$31,412	N/A	N/A	N/A
COO, and CFO	2017	-	-		$ -	N/A	1,251	(6)	12/20/2017	$17,789	N/A	N/A	N/A
	2016	-	-		-	N/A	723	(7)	12/21/2016	10,281	N/A	N/A	N/A
	2015	-	-		-	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	2014	11,882	-		7.51	01/17/23	N/A		N/A	N/A	N/A	N/A	N/A
	2013	11,914	-		7.00	02/22/22	N/A		N/A	N/A	N/A	N/A	N/A
	2012	21,131			7.00	02/17/21	N/A		N/A	N/A	N/A	N/A	N/A
	Total	44,927	-		$ 7.13		4,183			59,482
James R. Bartholomew
Senior Executive Vice	2018	-	-		$ -	N/A	1,100	(5)	12/21/2018	$15,642	N/A	N/A	N/A
President and SLO	2017	-	-		$ -	N/A	643	(6)	12/20/2017	$9,143	N/A	N/A	N/A
	2016	2,818	1,409	(8)	12.64	12/21/2025	N/A		N/A	N/A	N/A	N/A	N/A
	2015	-	-		-	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	2014	-	-		-	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	2013	-	-		-	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	2012	-	-		-	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	Total	2,818	1,409		$ 12.64		1,743			24,785

(1) The awards include 3,186 shares that vest in three equal annual installments beginning 12/21/19 and 8,855 shares that vest in six equal installments beginning 12/21/19.
(2) The awards include 2,809 shares that vest in three equal annual installments beginning 12/20/18 and 10,009 shares that vest in seven equal installments beginning 12/20/18.
(3) The awards include 6,047 shares that vest in three equal annual installments beginning 12/21/17 and 13,158 shares that vest in eight equal installments beginning 12/21/17.
(4) The awards include 3,920 shares that vest in three equal annual installments beginning 12/23/16 and 15,143 shares that vest in nine equal installments beginning 12/23/16.
(5) The awards vest in three equal annual installments beginning 12/21/19.
(6) The awards vest in three equal annual installments beginning 12/20/18.
(7) The awards vest in three equal annual installments beginning 12/21/17.
(8) The options vest in three equal annual installments beginning 12/21/17.

The Company does not currently maintain any non-qualified contributory deferred compensation plans in which its Named Executive Officers participate.

Agreements with Executive Officers

Employment Agreements

The Bank is party to an employment agreement with David M. Lobach, Jr., who is Chairman, President and Chief Executive Officer of the Company and the Bank. As amended on May 24, 2018, the agreement provides for an employment term of five (5) years beginning January 1, 2018 with automatic one-year extensions.  Mr. Lobach currently receives an annual salary of $634,375, plus a bonus which shall not exceed 30% of his salary, as may be awarded by the Board of Directors.  Mr. Lobach’s salary may be adjusted as mutually agreed by Mr. Lobach and the Bank.  Mr. Lobach’s contract further provides for annual awards of restricted stock with an aggregate fair market value of not less than 8% of his salary.  The restricted stock shall vest over a period of not less than three years.    In the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 500% of his base salary and bonus in a single lump sum and his health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank is party to an employment agreement with Judith A. Hunsicker, who is First Executive, Chief Operating and Financial Officer of the Company and the Bank. As amended on May 24, 2018, the agreement provides for an employment term of five (5) years beginning January 1, 2018 with automatic one-year extensions.  Ms. Hunsicker currently receives an annual salary of $439,931, plus a bonus which shall not exceed 30% of her salary, as may be awarded by the Board of Directors.  Ms. Hunsicker’s salary may be adjusted as mutually agreed by Ms. Hunsicker and the Bank.  Ms. Hunsicker’s contract further provides for annual awards of restricted stock with an aggregate fair market value of not less than 8% of her salary. The restricted stock shall vest over a period of not less than three years.  In the event her employment terminates as a result of a change in control of the Company or Bank, she will receive 500% of her base salary and bonus in a single lump sum and her health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit her from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank is party to an employment agreement, dated February 20, 2009, with James R. Bartholomew, who is Senior Executive Vice President of Commercial Lending. As amended, the agreement provides for a three-year term with successive one-year extensions, and at such salary and bonuses as shall be agreed by Mr. Bartholomew and the Bank. Mr. Bartholomew currently receives an annual salary of $333,822 and a bonus as may be awarded by the Board of Directors. Mr. Bartholomew’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 300% of his base salary in a lump sum and his health and other fringe benefits shall be continued for one year, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

Supplemental Executive Retirement Plans

The Bank has entered into Supplemental Executive Retirement Plan agreements (“SERPs”) with Mr. Lobach which provide for the payment of benefits upon retirement.  Currently, the SERPs provide for the Bank’s annual payment of $283,096 to Mr. Lobach, of which $140,000 in benefits accrued through a normal retirement age of 65 and $143,096 in benefits accrue through a normal retirement age of 70, and are payable upon retirement after he reaches the specified normal retirement age.  Lesser benefits are provided for retirement prior to the specified normal retirement age.  The annual benefit is payable in equal monthly installments continuing for a period of fifteen (15) years.

The Bank has also entered into SERPs with Ms. Hunsicker and Mr. Bartholomew, which provide for the Bank’s annual payment of $250,198 to Ms. Hunsicker upon her retirement after reaching age 65, and $158,827 to Mr. Bartholomew, of which $119,629 in benefits accrue through a normal retirement age of 65 and $39,198 in benefits accrue through a normal retirement age of 70.  Benefits are payable upon retirement after reaching the specified normal retirement age. Lesser benefits are provided for retirement prior to specified age. The annual benefit is payable in equal monthly installments continuing for a period of fifteen (15) years.

Pursuant to the agreements, if it is determined that any payment to be made to the foregoing executives under these agreements is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the amounts payable to such executive under his or her agreement will be adjusted upward such that the executive will be in the same after-tax position as if no excise tax had been imposed.

Change in Control Provisions

The aforementioned employment agreements and SERPs with the Company’s Named Executive Officers all include change-in-control provisions which are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination. The Bank designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.

For purposes of the employment agreements and SERPs, “change in control” is defined to mean a change in the ownership or effective control of the Bank or the Company, as described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended.

With respect to Mr. Lobach and Ms. Hunsicker’s employment agreements, the executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Bank for any reason other than cause or disability of the executive; or (2) employment is terminated by the executive for his/her reason. When a triggering event occurs following a change in control, Mr. Lobach and Ms. Hunsicker would be entitled to five times the sum of the executive’s annual base salary plus bonus, payable in one lump sum as of the date of termination or resignation and beginning on the effective date of resignation or termination will continue to receive all health insurance coverages and other fringe benefits for a period of five years.

With respect to Mr. Bartholomew’s employment agreement, the executive is entitled to certain benefits if, at any time within one year after the change in control, any of the following triggering events occurs: (1) if he is discharged or resigns because the duties, position or title are materially changed, or (2) if he is relocated 50 miles beyond Routes 512 & 22 in Bethlehem, PA. When a triggering event occurs following a change in control, Mr. Bartholomew would be entitled to receive three times the sum of his annual base salary in one lump sum, payable within one year following the effective date of resignation or termination. Mr. Bartholomew would also receive health insurance coverages and other fringe benefits for one year.

Because potential payments to be made to the foregoing executives in connection with a change in control of the Company would subject the executives to a 20% excise tax as a golden parachute, the executives will be entitled to receive an additional gross up payment under the employment agreements equal to the total excise tax imposed. In the event such payments are made, the Internal Revenue Code and regulations promulgated thereunder provide that the golden parachute payment and tax gross up payment would not be deductible by the Company.

With respect to the SERPs, if the individual’s employment with the Bank is involuntarily terminated within two years after a “Change in Control” (as defined above) of the Company, payment thereunder will commence immediately in an amount equal to the amount which would have been payable as though the executive retired from service with the Bank upon attaining normal retirement age.

If the individual is determined to be a “specified employee” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended), payments to such individual pursuant to the employment agreements and SERPs, other than payments qualifying as short-term deferrals or an exempt separation pay arrangement under Section 409A, shall not begin earlier than the first day of the seventh month after the date of termination.

Stock Incentive Plan

At the Company’s annual meeting on June 16, 2010, the shareholders approved the Embassy Bancorp, Inc. 2010 Stock Incentive Plan (the “SIP”).  The SIP authorizes the Board of Directors, or a committee authorized by the Board of Directors, to grant a stock award to (i) designated officers (including officers who are directors) and other designated employees at the Company and its subsidiaries, and (ii) non-employee members of the Board of Directors and advisors and consultants to the Company and its subsidiaries.  The Board of Directors believes that the SIP will cause the designated participants to contribute materially to the growth of the Company.  Awards issued under the SIP may take the form of incentive stock options as provided in Section 422 of the Internal Revenue Code of 1986, non-qualified stock options, stock appreciation rights, restricted stock and deferred stock awards.  The terms of the awards, including the vesting schedule, if any, will be determined by the Board (or committee) at the time of grant.  All options granted under the SIP will not have a term in which it may be exercised that is more than ten years from the time the option is granted.    Awards issued under the SIP vest automatically upon a change in control of the Company.

Employee Stock Purchase Plan

On January 1, 2017, the Company implemented the Embassy Bancorp, Inc. Employee Stock Purchase Plan, which was approved by the Company’s shareholders at the annual meeting held on June 16, 2016. Under the plan, each employee of the Company and its subsidiaries who is employed on an offering date and customarily is scheduled to work at least twenty (20) hours per week and more than five (5) months in a calendar year is eligible to participate.  The purchase price for shares purchased under the plan shall initially equal 95% of the fair market value of such shares on the date of purchase. The purchase price may be adjusted from time to time by the Board of Directors; provided, however, that the discount to fair market value shall not exceed 15%.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF THE 2010 STOCK INCENTIVE PLAN

The Board of Directors has approved, subject to shareholder approval, the amendment and restatement of its 2010 Stock Incentive Plan (which was originally adopted by the Company’s shareholders effective June 16, 2010) (the “Plan”) to replenish the number of shares of common stock available for issuance under the Plan and extend the term of the Plan for another ten (10) years. If approved by the shareholders, the amended and restated Plan shall be effective as of the date of such approval.

Summary of the Changes to the Plan

If adopted by the shareholders, the Plan would be changed as follows:

▪

The maximum number of shares of common stock authorized for issuance under the Plan would increase from 500,000 to 756,356 (in order to replenish the shares that were previously issued), subject to future adjustment to reflect any recapitalizations or other transactions described in the Plan.

▪	The term of the Plan would be extended to June 20, 2029, subject to future extensions.

None of the other terms of the Plan would be changed.

If approved, the changes described above will enable the Company to continue utilizing the Plan as a means to align its executive compensation program with the long-term interests of its shareholders, as well as with evolving best practices in equity and compensation.

If this amendment and restatement is not approved by shareholders at the Annual Meeting, no new shares will be added to the Plan and awards will continue to be granted under the Plan as currently in effect.

The following table shows the numbers of shares of stock that have been granted or are available for grants under the Plan:

Category	Amount
Shares of restricted stock granted and vested under the Plan	92,083
Shares of restricted stock subject to awards under the Plan, but not yet vested	48,030
Shares subject to options granted and vested under the Plan	114,834
Shares subject to options granted under the Plan, but not yet vested	1,409
Shares remaining available for awards prior to this amendment	243,644
Maximum shares available for grant prior to this amendment	500,000
Increase in shares available for grant as a result of this amendment	256,356
Maximum shares available for grant after this amendment	756,356

The shares remaining available for awards under the Plan, and any shares subject to awards already granted but not yet vested and which expire without vesting, or any other awards that terminate, expire, or are cancelled, forfeited exchanged or surrendered without Company stock being delivered pursuant thereto, or if any shares of restricted stock are forfeited, the shares subject to such grants, including forfeited shares, shall again be available for purposes of the Plan and shall be added back to the maximum number of shares eligible for awards under the Plan and may be the subject of awards thereafter without further amendment of the Plan or approval of our shareholders.  Those awards shall not be considered increases to the maximum number of shares issuable under the Plan, but any such awards shall be subject to the other provisions of the Plan.  Shares of stock issued pursuant to the Plan may be either then authorized but unissued shares or shares held in treasury.

The maximum number of shares that can be issued under the Plan may be adjusted pursuant to Article 3 of the Plan, without further shareholder approval, in certain specified events, including any change in the number of shares of common stock outstanding by reason of stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, or a reclassification or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration.

If the shareholders approve the amendment and restatement of the Plan, the Plan will be amended and restated in the form attached as Annex A.

Summary of the Plan

The following is a summary of the key provisions of the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Annex A.

•

Purpose.  The principal purposes of the Stock Incentive Plan are to provide (i) designated officers (including officers who are also directors) and other designated employees of the Company and its subsidiaries, and (ii) non-employee members of the board of directors of and advisors and consultants to the Company and its subsidiaries with additional incentive to further the success of the Company.  As discussed in the section titled “Executive Compensation,” the Board of Directors believes that the Stock Incentive Plan will cause the designated participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

•

Administration and Amendment.  The Stock Incentive Plan is currently administered and interpreted by the Board of Directors. The Board has full power and authority to administer all provisions of the plan, to adopt or amend rules and regulations for administering the plan and to make all other determinations deemed necessary or appropriate for administering the plan.

•

Grants.  Incentives authorized under the Plan consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and deferred stock.  All grants are subject to the terms and conditions set forth in the Plan and to those other terms and conditions consistent with the Plan as the Board deems appropriate.

•

Eligibility for Participation.  All employees of the Company and its present or future subsidiaries, including employees who are officers or members of the Board are eligible to participate in the Plan.  In addition, members of the Board of Directors who are not employees of the Company or its subsidiaries, as well as certain advisors and consultants to the Company or its subsidiaries, are eligible to participate in the Stock Incentive Plan and may receive grants at the Board’s discretion.  The Board will select the individual to receive grants and determine the number of shares of common stock subject to a particular grant in such manner as the Board determines.

•

Stock Options.    The Board may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”) or options which are not intended to so qualify (“Nonqualified Stock Options”)

or any combination of Incentive Stock Options and Nonqualified Stock Options (referred to in this summary collectively as the “Stock Options”), all in accordance with the terms and conditions of the Plan.

o

The purchase price of common stock subject to a Stock Option shall be determined by the Board and shall not be less than 100% of the fair market value of a share of such stock on the date such Stock Option is granted.

o	The Board shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.
o	The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Board, that shall be specified in the grant instrument.
o	The Board may accelerate, in whole or in part, the vesting of any or all outstanding Stock Options at any time for any reason.
•

Stock Appreciation Rights (SARs).  The Board may grant stock appreciation rights ("SARs") to any grantee (i) independently or (ii) in tandem with, any Stock Option, for all or a portion of the applicable Stock Option.  Tandem SARs may be granted, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the grant of such Stock Option.  Unless the Board determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (iii) the fair market value of a share of common stock as of the date of grant of such SAR.

o	No SAR shall be exercisable more than 10 years after the date of its grant.

o

A SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Board shall specify in the grant instrument.  A SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option.  Upon the exercise of a Stock Option, the SARs relating to the common stock covered by the related Stock Option shall terminate.  Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of common stock.

o

Upon a grantee's exercise of some or all of the grantee's SARs, the grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, common stock or a combination thereof. The stock appreciation for an SAR is the difference between the base price of the SAR and the fair market value of the underlying common stock on the date of exercise of such SAR.

•

Restricted Stock.  The Board may issue or transfer shares of common stock to an eligible participant under a grant of restricted stock (a "Restricted Stock"), upon such terms as the Board deems appropriate.  The following provisions are applicable to Restricted Stock:

o

Restricted Stock may be issued for cash consideration or for no cash consideration, at the sole discretion of the Board.  The Board shall establish conditions under which restrictions, if any, on the transfer of shares of common stock shall lapse over a period of time or according to such other criteria as the Board deems appropriate.  The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the grant instrument as the "Restriction Period."

o

If the grantee ceases to be employed by the Company or, in the case of a non-employee director, to serve or be engaged as such, during a period designated in the grant instrument as the restriction period, or if other specified conditions are not met, the restricted stock shall terminate as to all shares covered by the grant as to which restrictions on transfer have not lapsed and those shares of restricted stock must be immediately returned to the Company.  The Board may, however, in its sole discretion, provide for complete or partial exceptions to this requirement as it deems appropriate, including, without limitation, upon death, disability or retirement.

•

Deferred Stock.  The Board may grant to a participant the right to receive shares of Company common stock to be delivered in the future, at such time or times and upon such terms and conditions as the Board may determine.  The Board may at any time accelerate the time at which delivery of shares of common stock will take place. During any deferral period, the grantee shall not have any rights as a shareholder with respect to the deferred shares.

•	Transferability of Grants

o

During a grantee’s lifetime, only the grantee may exercise rights under a grant and grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to grants other than Incentive Stock Options, if permitted in any specific case by the Board, in its sole discretion.

o

When a grantee dies, the representative or other person entitled to succeed to the rights of the grantee may exercise such rights.  A successor grantee must furnish proof satisfactory to the Company of his or her right to receive the grant under the grantee's will or under the applicable laws of descent and distribution.

•

Change of Control of the Company.    In the event of a Change in Control of the Company, all outstanding Stock Options and SARs become immediately exercisable, all restrictions on outstanding Restricted Stock will automatically and immediately lapse, and the time for delivery of common stock or payment of the applicable cash amount under Deferred Stock will automatically accelerate.  A “Change of Control or Ownership” shall be deemed to have occurred if:

o	A liquidation or dissolution of the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Company's assets occurs.

o

A tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, that a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary.

o	At least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination.

o	The Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

o	The occurrence of such other event as the Board, in its sole discretion, shall designate at any time as a Change of Control.

•	Death, Disability and Retirement. In the event of the death, disability or retirement of a grantee, all outstanding Stock Options become immediately exercisable.

•

Amendment and Termination of the Plan.  The Board may amend, suspend or terminate the Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board deems advisable for any reason.

•

Withholding of Taxes.  The Company has the right to deduct from all grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of grants paid in common stock, the grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such grants.  The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of common stock acquired pursuant to exercise of an Incentive Stock Option.  The Board is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of stock to which the grantee would otherwise be entitled pursuant to a grant or by the grantee’s delivery of previously owned shares of common stock or other property.

•

Employee Retirement Income Security Act of 1974 (ERISA).  The Plan is not a qualified deferred compensation Plan under Section 401(a) of the code.  The Company believes that the Plan is not subject to any of the provisions of ERISA.

•	Forfeiture

o

If the Board finds, after consideration of the facts presented on behalf of the Company and the involved grantee, that the grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the grantee’s employment by or service with the Company or any subsidiary, or that the grantee has disclosed trade secrets of the Company or its affiliates, or that the grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Company or any subsidiary in any significant manner, in the discretion of the Board, then the grantee shall forfeit all rights under and to all unexercised grants, and under and to all grants to the grantee with respect to which the Company has not yet delivered payment or certificates for shares of stock (as the case may be), all of which grants and rights shall be automatically canceled.  Such forfeiture shall not apply to any Incentive Stock Option to the extent such application would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of the Code.

o

The decision of the Board as to the cause of the Grantee’s discharge from employment with the Company and any subsidiary shall be final for purposes of the Plan, but shall not affect the finality of the Grantee’s discharge by the Company of subsidiary for any other purposes.

•

Right of First Refusal.  If at any time a grantee who is or was an executive officer or director desires to sell, encumber, or otherwise dispose of shares of common stock acquired by him or her pursuant to the Plan, he or she shall first offer the same to the Company in writing their notice of intent, and the Company shall have the option to purchase all or part of such common stock. If the Company decides to exercise this option, the purchase price of the common stock shall be the proposed price or the fair market value of the common stock, as determined by the Plan, on the date such written notice is received by the Company, whichever is less.    In the event the Company does not exercise the option to purchase the common stock, the grantee shall have the right to sell, encumber, or otherwise dispose of his or her shares of common stock on the terms of the transfer set forth in the written notice to the Company.

Vote Required for Approval

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to approve the amendment and restatement of the Plan.  Abstentions and broker non-votes will have no effect in calculating the votes on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the amendment and restatement of the 2010 Stock Incentive Plan.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) we are providing our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement, or Say-on-Pay. This vote does not address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as disclosed in this proxy statement. At the 2013 annual meeting of shareholders, our shareholders voted to hold an advisory vote on executive compensation every three years.

We believe that our executive compensation policies and programs, which are reviewed and approved by our Board of Directors, are designed to align our Named Executive Officers’ compensation with our short-term and long-term performance and to provide the compensation and incentives that are necessary to attract, motivate and retain key executives who are important to our continued success. The Personnel Committee regularly reviews all elements of our executive compensation program and recommends to the Board any actions it deems necessary to continue to fulfill the objectives of our compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our Named Executive Officers and other managers with the interests of our shareholders. Shareholders are encouraged to carefully review the “Executive Compensation” section of this proxy statement for a more detailed discussion of our executive compensation programs.

For the reasons discussed above, our shareholders are asked to provide their support with respect to the compensation of the Company’s Named Executive Officers by voting in favor of the following non-binding resolution:

“Resolved, that the shareholders of Embassy Bancorp, Inc. approve the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Because this shareholder vote is advisory, it will not be binding on our Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to approve the non-binding, advisory resolution on the compensation of our Named Executive Officers.  Abstentions and broker non-votes will have no effect in calculating the votes on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the non-binding advisory resolution approving the compensation paid to the Company’s Named Executive Officers.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE

ADVISORY VOTES REGARDING EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we are providing our shareholders with an advisory vote on the compensation paid to our Named Executive Officers (the “say-on-pay” advisory vote described in Proposal 3).  Also, in accordance with the Dodd-Frank Act, we are asking our shareholders to vote, on an advisory and non-binding basis, whether such advisory votes on the compensation paid to Named Executive Officers should occur every year, every two years or every three years.  We are required to permit such an advisory vote on the frequency of the “say-on-pay” vote at least once every six years.

After careful consideration, the Board of Directors recommends that future shareholder advisory votes on compensation paid to Named Executive Officers be conducted every three years.  Our compensation programs are designed with the goal of supporting long-term value creation and to incentivize and reward performance over a multi-year period.  As a result, it is difficult to assess the correlation between performance and compensation on an annual basis.  We believe that a vote every three years will enable our shareholders to better judge our compensation programs in relation to our long-term performance, and will offer the Company the time necessary to fully consider the results of advisory votes on the compensation of our Named Executive Officers and implement appropriate changes.

Because this shareholder vote is advisory, it will not be binding on our Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering the frequency of future advisory votes regarding executive compensation.

Vote Required for Approval

Shareholders may vote on an advisory basis as to whether future advisory votes on executive compensation should occur every one, two or three years, or may abstain from voting.  A plurality of the votes cast is required for the approval of the choice among the frequency options.  This means that the option receiving the most votes will be deemed approved.  Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of “Every Three Years” with respect to the frequency of future advisory votes regarding the compensation of Named Executive Officers.  Although the Board of Directors recommends that you vote for “Every Three Years”, the enclosed proxy card allows you to vote for Every Year, Every Two Years, or Every Three Years, or to abstain from voting.  You are not voting simply to approve or disapprove the Board of Directors’ recommendation.

PROPOSAL NO. 5

RATIFICATION OF INDEPENDENT registered public accounting firm

The Company’s Audit Committee has recommended, and the Company’s Board of Directors has approved, the engagement of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The report of independent registered public accounting firm of Baker Tilly Virchow Krause, LLP regarding the Company’s financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  There were no disagreements with Baker Tilly Virchow Krause, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Baker Tilly Virchow Krause, LLP would have caused it to make reference to such disagreement in its reports.

One or more representatives of Baker Tilly Virchow Krause, LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm.  Abstentions and broker non-votes will have no effect in calculating the votes on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the selection of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm of the Company for the year ending December 31, 2019.

Independent Registered Public Accounting firm

The Company’s independent registered public accounting firm for the years ended December 31, 2018 and 2017 was Baker Tilly Virchow Krause, LLP and such firm is expected to be the Company’s independent registered public accounting firm for the current year.  Representatives of the firm are expected to be present at the shareholder’s meeting for questions and will be given an opportunity to make a statement if they so desire.

Pursuant to its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, and ensuring the independence of such firm.

Fees of Independent Public Accountants

The following fees were paid by the Company to Baker Tilly Virchow Krause, LLP for services rendered in 2018 and 2017, respectively:

	2018	2017

Audit fees (1)	$141,125	$116,681
Audit -related fees	-	-
Tax fees (2)	15,833	12,019
	$156,958	$128,700

(1) Includes professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out of pocket expenses.

(2) Tax fees include the following: preparation of federal and state tax returns and assistance with calculating estimated tax payments.

REPORT OF AUDIT COMMITTEE

The Audit Committee met four times during 2018.  The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2018, with the Company’s management.  In addition, the Committee has discussed with Baker Tilly Virchow Krause, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed with the auditors, under PCAOB AS 1301, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.  The Audit Committee has also received the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by PCAOB Rule 3526, and has discussed with Baker Tilly Virchow Krause, LLP its independence from the Company and its management with regard to all services provided.

The Audit Committee has considered whether the services rendered by Baker Tilly Virchow Krause, LLP with respect to audit, audit related, tax and other fees are compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted an Audit Committee Charter, the current version of which is available on the Company’s website at www.embassybank.com under “Investor Relations.”

March 8, 2019

John G. Englesson, Chairman

Geoffrey F. Boyer

John C. Pittman

Patti Gates Smith

John T. Yurconic

ANNUAL REPORT ON FORM 10-K

The Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018 is being mailed with this proxy statement. The Company will provide, without charge, to any shareholder requesting the same in writing, a complete copy of its Annual Report on Form 10-K, as filed with the SEC. Such requests should be directed to Judith A. Hunsicker, Corporate Secretary, at the address shown on the first page of this proxy statement.  The Form 10-K is also available on the SEC website at http://www.sec.gov and on the Company’s website at www.embassybank.com under “Investor Relations”.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to above.  If any other matters shall properly come before the meeting and be voted upon, your properly executed proxy card will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters in accordance with the direction of the Company’s Board of Directors.

ANNEX A

EMBASSY BANCORP, INC.

2010 STOCK INCENTIVE PLAN

(as amended and restated effective June 20, 2019)

The purpose of the Embassy Bancorp, Inc. 2010 Stock Incentive Plan (the “Plan”) is to provide (i) designated officers (including officers who are also directors) and other designated employees of Embassy Bancorp, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries, and (ii) non-employee members of the board of directors of and advisors and consultants to the Company and its subsidiaries, with additional incentive to further the success of the Company.  The Company believes that the Plan will cause the designated participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders and will align the economic interests of the participants with those of the shareholders.

Article 1.        Administration

1.1           The Committee.  The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of (i) either the board of directors of the Company (the “Board”) or (ii) two or more directors appointed by the Board, all of whom (unless the Board determines otherwise) shall be "non-employee directors" of the Board as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.  The Board, in its discretion, may appoint separate committees to administer the Plan with respect to a designated portion of participants (e.g., participants subject to Section 16 of the Exchange Act or Section 162(m) of the Code).  If the Board does not appoint a committee to administer all or any portion of the Plan, then the Board shall be the Committee.

1.2           Determinations with respect to Grants.  The Committee shall have the sole authority to (i) determine the individuals to whom Grants (as defined in Section 2.1) shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) accelerate the vesting of any Grants and reduce or waive any restrictions on the exercise or vesting of any Grants, and (v) deal with any other matters arising under the Plan.  The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company.

1.3           Action by the Committee.  A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.

1.4           Delegation.  The Committee may appoint one of its members to be chairman and any person, whether or not a member of the Committee, to be its secretary or agent.  Furthermore, the Committee may delegate any ministerial duties in connection with the Plan to one or more officers of the Company.

1.5           Interpretation of Plan.  The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, to waive requirements relating to formalities or other matters that do not modify the substance of rights of Grantees (as defined in Section 4.2) or constitute a material amendment of the Plan, to correct any defect or supply any omission of the Plan or any Grant Instrument (as defined in Section 2.2) and to reconcile any inconsistencies in the Plan or any Grant Instrument.  The Committee's interpretations of the Plan and all determinations made or actions taken by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder.  All powers of the Committee shall be exercised in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

1.6           No Liability.  No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee.

1.7           Costs.  All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company.  Except for the express obligations of the Company under the Plan and under Grants (as defined in Section 2.1) in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Grant, or to any Grantee or any transferee of shares of Company Stock from any Grantee, including, but not limited to, any tax liability, capital losses, or other costs or losses incurred by any Grantee, or any such transferee.

Article 2.         Grants

2.1           Type of Grants.  Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock and performance awards (hereinafter collectively referred to as "Grants").

2.2           Grant Instruments.  All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with the Plan as the Committee deems appropriate.  Each Grant shall be evidenced by a written instrument (the “Grant Instrument”) specifying the number of shares of Company Stock to which it relates and containing such other terms and conditions as the Committee shall approve that are not inconsistent with the Plan.  Grants under a particular section of the Plan need not be uniform as among the grantees.  The Committee shall have the authority to waive any condition of an outstanding Grant or amend an outstanding Grant, provided that an amendment of an existing Grant may not be made without the consent of the Grantee if such amendment would have an adverse effect on the rights of the Grantee.

Article 3.      Shares Subject to the Plan

3.1           Number of Shares.  Set forth below are the numbers of shares of Company Stock in each of the following categories as of the Amendment Date. The maximum number of shares of Company Stock available for issuance under the Plan after the Amendment Date shall be 756,356, subject to adjustment pursuant to Section 3.2 of the Plan:

Category	Amount
Shares of restricted stock granted and vested under the Plan	92,083
Shares of restricted stock subject to awards under the Plan, but not yet vested	48,030
Shares subject to options granted and vested under the Plan	114,834
Shares subject to options granted under the Plan, but not yet vested	1,409
Shares remaining available for awards prior to this amendment	243,644
Maximum shares available for grant prior to this amendment	500,000
Increase in shares available for grant as a result of this amendment	256,356
Maximum shares available for grant after this amendment	756,356

Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 40% of the shares specified above. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Grants under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without Company Stock being delivered pursuant thereto, or if any shares of Restricted Stock (as defined in Section 7.1) are forfeited, the shares subject to such Grants, including forfeited shares, shall again be available for purposes of the Plan.

3.2           Anti-Dilution Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, or a reclassification or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the kind of shares, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable fair market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to or less than .500 down, in each case to the nearest whole number. For purposes of this Section 3.2, "shares of Company Stock" and "shares" include referenced shares with respect to SARs.  The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with Section 422 of the Code.

Article 4.      Eligibility for Participation

4.1           Eligible Participants.

4.1.1         All employees of the Company and its present or future subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan.

4.1.2         Members of the board of directors of the Company or members of the board of directors of any subsidiary of the Company and consultants or advisors, who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors” or “Consultants”, as applicable), also shall be eligible to participate in the Plan and may receive grants in the discretion of the Committee; provided, however, that only Employees shall be eligible to receive Incentive Stock Options (as defined in Section 5.1.1); and provided further that Consultants shall be eligible to participate in the Plan only if they meet the eligibility requirements for participation in an “employee benefit plan” under SEC Rule 405.

4.1.3         For purposes of the Plan the term “subsidiary” shall mean an entity controlled by the Company directly, or indirectly through one or more intermediaries.

4.2           Selection of Grantees.  The Committee shall select the individuals to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.  Any individuals who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

Article 5.            Granting of Options

5.1           Type of Option and Price.

5.1.1         The Committee may grant options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein.

5.1.2         The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value (determined in accordance with Section 5.2.3) of a share of such Stock on the date such Stock Option is granted.

5.1.3         If the Company Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or The NASDAQ Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on an exchange or market which reports last sale price data, then the average of the mean between the last reported "bid" and "ask" prices each day over the five trading days preceding the relevant date, as reported on NASDAQ or, if not so reported, as reported by the applicable customary reporting service or market (including the Over the Counter Bulletin Board or the Pink Sheets).  If the Company Stock is not traded in a public market or subject to reported transactions or quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee; provided, however, that no determination of Fair Market Value with respect to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or the regulations thereunder.

5.2           Option Term.  The Committee shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.

5.3           Exercisability of Options.  Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion.  The Committee, in its sole discretion, may accelerate, in whole or in part, the exercisability of any or all outstanding Stock Options at any time for any reason.  In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined in Section 9.1).

5.4           Vesting of Options and Restrictions on Shares.

5.4.1         The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Instrument.

5.4.2         Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee or a Non-Employee Director:  (i) the Grantee's Retirement (as defined in Section 5.6.4), (ii) the Grantee's death or Disability (as defined in Section 5.6.4), or (iii) the occurrence of a Change of Control (as defined in Section 9.1).

5.5           Manner of Exercise.

5.5.1         A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a duly completed notice of exercise, in such form as is acceptable to the Committee, to the Secretary or other officer of the

Company designated by the Committee, with accompanying payment of the option price in accordance with Section 5.7 below.

5.5.2         Unless otherwise provided by the Committee, such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer previously approved or designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee.  The Committee may suspend the ability of a Grantee to exercise a Stock Option through a Designated Broker at any time that the Committee, in its sole discretion, determines appropriate.

5.6           Termination of Employment or Service.

5.6.1         General.  Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company or a subsidiary of the Company or is serving as a Non-Employee Director or a Consultant of the Company or a subsidiary of the Company.

5.6.2         Nonqualified Stock Options.  In the event of a Grantee’s termination of employment or service for any reason other than death, Disability or Retirement (as such terms are defined in Section 5.6.4) or following a Change of Control, the Nonqualified Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for a period of three (3) months following termination or for such other period as the Committee shall establish in its sole discretion.  If the Grantee’s termination of employment or service is due to death, Disability or Retirement or following a Change of Control, all Nonqualified Stock Options held by the Grantee shall vest and become immediately exercisable upon such event and shall be thereafter exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such event, provided that in no circumstance shall the period extend beyond the expiration of the Nonqualified Stock Option term set forth in the Grant Instrument.

5.6.3         Incentive Stock Options.  In the event of a Grantee’s termination of employment for any reason other than death, Disability, Retirement, or following a Change of Control, the Grantee’s Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Grantee at the date of termination and only for a period of three (3) months following termination.  In the event of a termination of a Grantee’s employment due to death, Disability, Retirement or following a Change of Control, all Incentive Stock Options held by such Grantee shall vest and become immediately exercisable and shall thereafter be exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such cessation of employment, provided, however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three (3) months following the date of Grantee’s Retirement or termination of employment following a Change of Control; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one (1) year following termination of employment due to Disability; and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of a deceased Grantee, the Grantee’s death must have occurred while employed or within three (3) months of termination of employment.  Notwithstanding anything herein to the contrary, in no event shall the period within which an Incentive Stock Option may be exercised extend beyond the expiration of the Option term set forth in the Grant Instrument.

5.6.4         Definitions.  For purposes of the Plan: (i) the term "Company" shall include the Company's subsidiaries; (ii) the term "Disability" or "Disabled" shall mean any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Company, if such individual were covered by that plan, or, if no such plan exists, as determined in good faith by the Committee; and (iii) “Retirement” or “Retired” shall mean a termination of employment which constitutes a “retirement”, whether normal or otherwise, under any applicable qualified pension benefit plan maintained by the Company, or, if no such plan is applicable, which would constitute “retirement”, as determined by the Committee, in its sole discretion, or, in the case of a Non-Employee Director, the Grantee ceases to be such after attaining the age of 65 or such other age as shall be established by the Committee on a case by case basis and reflected in the applicable Grant Instrument.  “Retirement” and “Disability” shall not be applicable to Consultants.

5.7           Payment of Option Price.  The Grantee shall pay the option price specified in the Grant Instrument in cash, including through the broker assisted cashless exercise procedure described in Section 5.5.2  With the approval of the Committee, the Grantee also may pay the option price specified in the Grant Instrument by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or through a combination of cash and shares of Company Common Stock owned by the Grantee.  Unless permitted by the Committee, no tendered shares of Company Stock which were acquired by the Grantee pursuant to, or upon the previous exercise of, a Grant under the Plan, or an award under any other award plan of the Company or its subsidiaries, shall be accepted in payment unless the Grantee has held such shares (without restriction imposed by the applicable plan or award) for at least six months prior to delivery in payment.  Subject to Article 13, the Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise.  Shares of Company

Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding obligations are satisfied.

5.8           Limits on Incentive Stock Options.

5.8.1         Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option.

5.8.2         An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any "subsidiary" within the meaning of Section 424 (f) of the Code.

5.8.3         An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent" or "subsidiary" of the Company within the meaning of Section 424 (e) and (f) of the Code, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

5.8.4         No Incentive Stock Option granted under this Plan is transferable expect by will or the laws of descent and distribution and is exercisable during the Grantee’s lifetime only by the Grantee.

5.9           Notice of Disposition; Withholding; Escrow.  A Grantee of an Incentive Stock Option shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Company Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of.  The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Grantee such amounts as may be necessary to satisfy any withholding requirements of Federal (including payroll taxes) or state law or regulation and, further, to collect from the Grantee any additional amounts which may be required for such purpose.  The Committee may, in its sole discretion, require shares of Company Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 5.9.

5.10         No ISO Warranty.  The Company makes no warranty that Stock Options granted under this Plan that are intended to qualify as Incentive Stock Options will, in fact, so qualify or that any qualification will not be lost in the future, including by acts or omissions of the Company or the Committee or by other cause.  If a Stock Option granted hereunder for any reason fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Nonqualified Stock Option.

Article 6.        Stock Appreciation Rights

6.1           General Requirements.  The Committee may grant stock appreciation rights ("SARs") to any Grantee (i) independently or (ii) in tandem with, any Stock Option, for all or a portion of the applicable Stock Option.  Tandem SARs may be granted, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the Grant of such Stock Option.  Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (iii) the Fair Market Value of a share of Company Stock as of the date of grant of such SAR.

6.2           Exercise.

6.2.1         No SAR shall be exercisable more than 10 years after the date of its grant.

6.2.2         A SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Committee shall specify.  Unless the Committee provides otherwise in the Grant Instrument, the provisions of Article 5 applicable to Nonqualified Stock Options, including, without limitation, those related to exercise upon termination of employment or service, shall be applicable to non-tandem SARs; provided, however, that all such SARs shall become immediately exercisable upon the occurrence of a Change of Control of the Company.

6.2.3         A SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option.  Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by the related Stock Option shall terminate.  Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

6.3           Value of SARs.  Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR as described in Section 6.1 and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

6.4           Form of Payment.  Upon exercise of a SAR, payment shall be made in the form of shares of Company Stock, valued at their Fair Market Value on the date of exercise, in cash, or in a combination thereof, as the Committee, in its sole discretion, shall determine.  Payment by the Company of SARs shall be subject to withholding of applicable taxes in accordance with Article 13.

Article 7.           Restricted and Deferred Stock Grants

7.1           Restricted Stock.  The Committee may issue or transfer shares of Company Stock to an eligible participant under a Grant (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate.  The following provisions are applicable to Restricted Stock Grants:

7.1.1         Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee.  The Committee shall establish conditions under which restrictions, if any, on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate.  The period of time during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

7.1.2         If the Grantee ceases to be employed by the Company or, in the case of a Non-Employee Director, to serve or be engaged as such, during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company.  The Committee may, however, in its sole discretion, provide for complete or partial exceptions to this requirement as it deems appropriate, including, without limitation, upon death, Disability or Retirement (as defined in Section 5.6.4).

7.1.3         During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Article 8.  Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the Restricted Stock legend pursuant to this Section 7.1 removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

7.1.4         During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

7.1.5         Except as provided by Article 14, all restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee.  The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period.  All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control.

7.2           Deferred Stock.

7.2.1         The Committee may grant a participant the right to receive shares of Company Stock to be delivered in the future (a “Deferred Stock Grant”).  Delivery of the Company Stock pursuant to a Deferred Stock Grant will take place at such time or times, and on such terms and conditions, as the Committee may determine.  The Committee may provide at the time of the Deferred Stock Grant that the stock to be delivered will be restricted stock pursuant to Section 7.1.  The Committee may at any time accelerate the time at which delivery of all or any part of the Company Stock will take place; provided, however, that unless otherwise provided by the Committee at the time of grant, the time of delivery of the deferred stock will automatically accelerate to the date of a Change of Control.

7.2.2         During any deferral period, the Grantee shall not have any rights as a shareholder with respect to the deferred shares.

7.3           Tax Withholdings.  Delivery of stock pursuant to this Article 7 shall be subject to withholding of applicable taxes in accordance with Article 13.

Article 8.        Transferability of Grants

8.1           Limitation.  During a Grantee’s lifetime, only the Grantee may exercise rights under a Grant and Grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, in its sole discretion.

8.2           Successor Grantee.  When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights.  A successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

Article 9.     Change of Control of the Company

9.1           Definitions.  As used herein, a "Change of Control" shall be deemed to have occurred if:

(i)           a liquidation or dissolution of the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Company's assets occurs;

(ii)          as a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this Section 10.1, a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary;

(iii)         if at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

(iv)         the Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation); or

(v)         the occurrence of such other event as the Committee, in its sole discretion, shall designate at any time as a Change of Control.

9.2           Business Combination Transaction.  Any agreement to which the Company or any of its subsidiaries is a party which provides for any merger, consolidation, share exchange, or similar transaction of the Company with or into another corporation or other association whereby the Company is not to be the surviving or parent corporation shall provide, without limitation, for the assumption of any outstanding Grants by the surviving corporation or association or its parent and all outstanding Grants shall be subject to such agreement.  In any case where Grants are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the purchase or exercise price(s) shall be made.

Article 10.   Amendment and Termination of the Plan

10.1           Amendment.  The Board may amend, suspend or terminate the Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board deems advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any stock listing requirement.

10.2           Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

10.3           Termination and Amendment of Outstanding Grants.  A termination, suspension or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17.2 hereof.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17.2 hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

10.4           Plan Provisions Binding.  The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.  In the event of any conflict between the Plan and any Grant Instrument, the Plan shall control.

Article 11.  Funding of the Plan

11.1           Unfunded Plan.  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

Article 12.  Rights of Participants

12.1           No Right to Grant.  Nothing in this Plan shall entitle any Grantee or other person to any claim or right to receive a Grant under the Plan.

12.2           No Right to Employment or Retention.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any subsidiary of the Company or any other employment or retention rights.

12.3           No Restriction on Company.  Nothing contained in the Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company or any subsidiary of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.

Article 13.      Withholding of Taxes

13.1           Right to Withhold.  The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.  The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Company Stock acquired pursuant to exercise of an Incentive Stock Option.

13.2           Withholding Rules and Procedures.  The Committee is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of Stock to which the Grantee would otherwise be entitled pursuant to a Grant or by the Grantee’s delivery of previously owned shares of Company Stock or other property.

Article 14.       Requirements for Issuance of Shares

14.1           Compliance with Law.  The obligations of the Company to offer, sell, issue, deliver or transfer Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of any registration statement under applicable securities laws if deemed necessary or appropriate by the Company.  The Company’s obligation to offer, sell, issue, deliver or transfer its shares under the Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Company receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with.  Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

14.2           Restrictions on Grants.  The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions.

14.3           Share Certificates.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

14.4           No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Article 15.        Forfeiture

15.1           Misconduct.  Notwithstanding anything to the contrary in the Plan, if the Committee finds, after consideration of the facts presented on behalf of the Company and the involved Grantee, that the Grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the Grantee’s employment by or service with the Company or any subsidiary, or that the Grantee has disclosed trade secrets of the Company or its affiliates, or that the Grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Company or any subsidiary in any significant manner, in the discretion of the Committee, then the Grantee shall forfeit all rights under and to all unexercised Grants, and under and to all Grants to the Grantee with respect to which the Company has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Grants and rights shall be automatically canceled.

15.2           Finality of Committee Decision.  The decision of the Committee as to the cause of the Grantee’s discharge from employment with the Company and any subsidiary shall be final for purposes of the Plan, but shall not affect the finality of the Grantee’s discharge by the Company of subsidiary for any other purposes.  The preceding provisions of this Section 15 shall not apply to any Incentive Stock Option to the extent such application would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of the Code.

Article 16.         Right of First Refusal

      16.1                If at any time a Grantee desires to sell, encumber, or otherwise dispose of shares of Company Stock acquired by him or her pursuant to this Plan, he or she shall first offer the same to the Company by delivering to the President of the Company written notice disclosing: (a) the name(s) of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; and (d) all other terms of the proposed transfer. Within fourteen (14) calendar days after receipt of such notice the Company shall have the option to purchase all or part of such Company Stock. If the Company decides to exercise this option, the purchase price of the Company Stock shall be the proposed price or the fair market value of the Company Stock (as determined in accordance with section 5.2.3 of the Plan) on the date such written notice is received by the Company, whichever is less.

16.2           In the event the Company does not exercise the option to purchase the Company Stock, as provided above, the Grantee shall have the right to sell, encumber, or otherwise dispose of his shares of Company Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within fifteen (15) calendar days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase in accordance with the provisions set forth in Section 16.1 above, at which point all time periods set forth in this Article 16 shall recommence.

16.3           The provisions of this Article 16 shall apply only to Company Stock acquired through the Plan by current or former executive officers and directors of the Company.  Each certificate issued to a current or former executive officer evidencing shares of Company Stock acquired through the Plan and each certificate issued in exchange for or upon the transfer of any such shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE 2010 EMBASSY BANCORP, INC. STOCK INCENTIVE PLAN AND ARE SUBJECT TO A RIGHT OF FIRST REFUSAL CONTAINED THEREIN.  A COPY OF SUCH STOCK INCENTIVE PLAN WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF WITHIN FIVE DAYS OF WRITTEN REQUEST.”

The legend set forth above shall be removed from the certificates evidencing any shares upon waiver by the Company of its right of first refusal in accordance with Section 16.2.

Article 17.      Miscellaneous

17.1           Substitute Grants.  The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives").  The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives.  The Committee shall prescribe the provisions of the substitute grants.

17.2           Section 16 Limitations.  With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  The Committee, as it deems advisable, may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

17.3           Ownership of Stock.  A Grantee or successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor Grantee on the stock transfer records of the Company.

17.4           Headings.  Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

17.5           Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

17.6    Code Section 409A. Grants are intended to be exempt from the definition of “nonqualified deferred compensation” within the meaning of Code Section 409A, and this Plan and Grants made hereunder shall be interpreted accordingly; provided that to the extent any Grant or payment under this Plan or under any Grant constitutes “nonqualified deferred compensation,” then this Plan and the Grant are intended to comply with Code Section 409A and shall be interpreted accordingly.

Article 18.     Effective Date of the Plan

18.1           The Plan was originally effective on June 16, 2010. The “Amendment Date” shall mean June 20, 2019, the date of this amendment and restatement.

REVOCABLE PROXY

EMBASSY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 20, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Judith A. Hunsicker  and James R. Bartholomew, or either of them, with full power of substitution, to act as proxies for the undersigned to vote all shares of common stock of Embassy Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the 2019 Annual Meeting of Shareholders to be held at the Centennial Event Center at the Homewood Suites at 3350 Center Valley Parkway, Center Valley, Pennsylvania, at 5:30 p.m. E.D.T. on Thursday, June 20, 2019, and at any adjournments or postponements thereof, as follows:

1.	Proposal to elect four (4) directors to Class 3 for a three (3) year term.

Nominees:  Bernard M. Lesavoy, David M. Lobach, Jr., Chairman, John C. Pittman, and John T. Yurconic.

☐ FOR all nominees listed herein	☐ WITHHOLD AUTHORITY to vote for all
(except as withheld)	nominees listed herein

(Instructions: To withhold authority to vote for any individual nominee, strike that nominee’s name appearing above.)

2.	Proposal to approve the amendment and restatement of the 2010 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Proposal to approve an advisory, non-binding resolution regarding executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Proposal to approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation.

☐ EVERY YEAR	☐ EVERY TWO YEARS	☐ EVERY THREE YEARS	☐ ABSTAIN
5.	Proposal to ratify the selection of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

______ PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.

The board of directors recommends a vote FOR Proposals 1, 2, 3, and 5, and every three years with respect to proposal 4.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3,  AND 5 AND EVERY THREE YEARS WITH RESPECT TO PROPOSAL 4.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON June 20, 2019:

The Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2018 Annual Report to Shareholders are available at http://materials.proxyvote.com/290791.

(Signature(s) of shareholder)	(Date)

(Signature(s) of shareholder)	(Date)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE INSERT YOUR ADDRESS IN THE FOLLOWING LINE: